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                                                                    EXHIBIT 99.1


                                 PRESS RELEASE


FOR IMMEDIATE DISTRIBUTION

CONTACT:       Robert L.G. White
               President and CEO
               TransTechnology Corporation
               Phone: 908/206-3700

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TRANSTECHNOLOGY REPORTS PRELIMINARY RESULTS OF INTERNAL REVIEW OF OVERHAUL AND
REPAIR OPERATION

Union, New Jersey -- November 19, 2003 -- TransTechnology Corporation (NYSE:TT) today announced that its Board of Directors had received a preliminary report from the fact-finding firm, The Bradlau Group of Morristown, NJ, which the company had retained to perform an independent process review and evaluation of the overhaul and repair operation of its Breeze-Eastern division. The overhaul and repair operation accounts for approximately 20% of the company's annual revenues.

As previously announced, the board's decision to retain and authorize an independent review and evaluation was in response to an investigation initiated in September by the Newark, NJ office of the United States Attorney with respect to Breeze-Eastern's overhaul and repair operation. The Bradlau Group's review is independent of the government's investigation and its activities are being supervised on behalf of the company by William Recker, an independent member of the Audit Committee of the company's Board of Directors and the retired Chairman and CEO of Gretag Imaging.

The preliminary report from The Bradlau Group was issued in response to a mandate from the Board of Directors to identify risks to operational integrity, compliance with law, rule or regulation, compliance with contractual obligations, corporate reputation and other similar risks that may be inherent in corporate policies, procedures, processes and systems and/or the manner in which such corporate policies, procedures, processes and systems are implemented or adhered to by corporate management and employees, and to recommend corrective or remediating action where possible.

The Bradlau Group's preliminary findings revealed instances over the past few years where Breeze Eastern's overhaul and repair operation failed to adhere to its own internal policies and procedures relative to its overhaul and repair services. The Bradlau Group reported that such failures included a) incorrect, inadequate, late, or missing documentation as to parts, processes, testing, or work performed; b) inadequate physical controls over inventories of parts



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used by the overhaul and repair operation; c) inadequate, incomplete or confusing work instructions; d) failure to strictly follow approved parts cannibalization procedures; and e) on one occasion, the unauthorized modification of a part, although such modification was later accepted by the non-government customer.

A copy of the preliminary report has been provided to the investigating United States Attorney's office in Newark, N.J. The company has advised the United States Attorney's office that it will also provide it with a copy of any subsequent reports from The Bradlau Group, including all attachments and exhibits, and has authorized The Bradlau Group to make itself available to the United States Attorney's office for whatever further discussion of its report(s) and findings may be desired by that office. The company noted that the direction of the government's current inquiry, the underlying evidence available to federal agents in support of the search warrant, and the statutory or regulatory violations that may be implicated by that inquiry, are not known at this time.

Michael J. Berthelot, Chairman of TransTechnology's Board of Directors, said, "The Board and our management team are committed to fully identifying, documenting and correcting any weaknesses in our control environment. The Board of Directors and the management team have been fully supportive of the efforts of the Bradlau Group in fulfilling its responsibilities to the engagement and assuring its independence, and the company has encouraged all of its employees to cooperate with The Bradlau Group in performing its function. The non-management members of the Board of Directors have been intimately involved in supporting and facilitating their investigation, meeting weekly to receive updates and, through the efforts of director William Recker, interacting on an almost daily basis with the members of The Bradlau Group's review team. The Board is also working closely with the management team to ensure that appropriate corrective actions are undertaken to minimize the impact of whatever breakdowns have occurred and to address and rectify the root causes of all such instances". Mr. Berthelot went on to add that, "The company has cooperated fully with the government's inquiry as well as that of The Bradlau Group, and will continue to do so. We will continue to work proactively to insure and confirm that the safety and quality of our products remains unquestioned, that our customers are well served, and that our shareholders, employees, lenders, and suppliers will continue to have full confidence in our company and its products."

Robert L.G. White, President and Chief Executive Officer of TransTechnology, said, "Our primary concern, as always, has been to ensure that the integrity and safety of our products has not been compromised by any of the discrepancies identified by The Bradlau Group. While we are not pleased to have our overhaul and repair functions either be the focus of a federal inquiry, or now be informed by The Bradlau Group that there have been failures to strictly comply with our internal record keeping and work instructions, our confidence in the quality and safety of our products remains unshaken for a number of reasons. First, The Bradlau Group report made particular note that our employees "all took pride in their work and understood that people's lives depended on the quality of their work." Second, and consistent with that observation, is the excellent warranty rate which we have experienced over the past several years. While the overhaul and repair department has shipped over 3,000 units since April 1, 2000, the company during that period has had a warranty rate of less than 2% annually. We therefore continue to have a high degree of confidence in the fundamental quality and integrity of our products and services. Notwithstanding that confidence, we are committed to fully addressing and insuring that all discrepancies identified by The Bradlau Group are immediately addressed and do not continue or re-occur."


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Mr. White continued, "As additional assurance that we can continue to have a high degree of confidence in our products, immediately upon becoming aware of the nature of the results of The Bradlau Group's review, we took steps to confirm that our products continue to be deserving of our confidence that they meet the highest levels of quality and safety. All products overhauled and/or repaired that were ready to be shipped or in process were held and subjected to both additional physical and paperwork inspections to ensure that no substandard products were being shipped and that any paperwork errors or inaccuracies were identified, reconciled and corrected. A special team of experienced professionals drawn from Breeze-Eastern's engineering, manufacturing, materiel, program management, quality and sales and marketing departments was assembled and assigned to review the overhaul and repair operation and to verify that product shipped from overhaul and repair complied with all of our record-keeping and work instructions. This team is being expanded to include a member of the finance department. No products can be shipped from overhaul and repair without the additional oversight and approval of this new 'Product Integrity Team'."

Mr. White added, "Finally, as an additional assurance to confirm the continuing integrity of our products and services, a special internal review has been conducted as to the impact of these internal control breakdowns on our operations. Based upon this review, we believe that the efficacy of our products has not been compromised and that rework of equipment in the field, if necessary, would be minimal. We expect that the cost of more stringent efforts to reinforce full and rigorous compliance with our internal work policies and procedures in the future will not be material. The selection and implementation of a new enterprise resource planning system will be accelerated, and we expect its implementation to be consistent with and to assist in improving and reinforcing strict adherence to all internal and external paperwork and procedural requirements in our overhaul and repair operations. Additional training for all employees in the company's code of business conduct will be scheduled and specific training in regulatory matters will be implemented for those employees involved in the overhaul and repair operation. Where appropriate, disciplinary action will be taken with regards to the matters disclosed in The Bradlau Group's report. A top to bottom review of our internal policies, controls, procedures, planning and work scheduling processes will also be undertaken with a longer-term view towards further confirming the continuing quality of our products and improving the overall efficiency of our operations. In order to assure that our program to return to full compliance is effective and long-lasting, we have created the position of Corporate Compliance Officer that will oversee the development of training programs in ethics as well as specific regulatory matters and that will have dotted line reporting to the CEO and the Chair of the Audit Committee of the Board of Directors. We cannot, however, at this time anticipate the impact of any fines, penalties, administrative actions, or claims that may result from the government's on-going inquiry."

Joseph F. Spanier, Vice President, Chief Financial Officer and Treasurer of the company, said, "We have scheduled meetings with those parties who expressed an interest in participating in the refinancing of our senior and subordinated debt and with our current lenders in order to discuss these preliminary findings of The Bradlau Group and our corrective actions. We believe that these meetings will be the initial steps in the reinvigoration of our refinancing process."

TransTechnology Corporation (http://www.transtechnology.com) operating as Breeze-Eastern (http://www.breeze-eastern.com) is the world's leading designer and manufacturer of sophisticated lifting devices for military and civilian aircraft, including rescue hoists, cargo hooks, and weapons-lifting systems. The company, which employs approximately 180 people

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at its facility in Union, New Jersey, reported sales from continuing operations of $55.0 million in the fiscal year ended March 31, 2003.

                  INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Acts"). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.

The forward-looking statements in this press release are based on current beliefs, estimates, and assumptions concerning the operations, future results, and prospects of the Company. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts.

Any number of factors could affect future operations and results, including, without limitation, the results of audits and inquiries into the Company's business practices, the Company's ability to be profitable with a smaller and less diverse base of operations that will generate less revenue; the Company's ability to satisfy the listing requirements of the NYSE or any other national exchange on which its shares are or will be listed or otherwise provide a trading market venue for its shares; the value of replacement operations, if any; determination by the Company to dispose of additional existing assets; general industry and economic conditions; events impacting the U.S. and world financial markets and economies; interest rate trends; capital requirements; competition from other companies; changes in applicable laws, rules and regulations affecting the Company in the locations in which it conducts its business; the availability of equity and/or debt financing in the amounts and on the terms necessary to support the Company's future business; and those specific risks that are discussed in the Company's previously filed Annual Report on Form 10-K for the fiscal year ended March 31, 2003.

The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events, except as required by law.